United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 3, 2006

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation or Organization)

1106 Palms Airport Drive
Las Vegas, Nevada	89119-3720
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 3, 2006, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (the “Company” or “we”), hereby provides the following update of its MP Games II (Washington) and Fleetwood litigation.

MP Games II (Washington) — In June 2005, MP Games LLC, Alliance Gaming and Bally Gaming (“Plaintiffs”) filed a complaint against the Company in the U.S. District Court for the Western District of Washington, in Seattle, Washington (the “Washington District Court”).  On September 29, 2006, the Plaintiffs and the Company reached an agreement resolving their dispute and, pursuant to the stipulation of the parties, the Washington District Court ordered a dismissal with prejudice of Plaintiffs’ claims for breach of contract, trade secret misappropriation, and patent infringement.

Fleetwood — In January 2004, the Company filed a complaint for declaratory relief in the District Court in Clark County, Nevada (the “Nevada District Court”) seeking a judicial ruling that it did not commit any breach of a non-binding Memorandum of Understanding with Fleetwood Manufacturing, Inc. (“Fleetwood”), and that said Memorandum of Understanding did not create a legally binding contract on the parties.  Fleetwood filed a counterclaim alleging that we breached our obligations to negotiate in good faith with Fleetwood. On October 6, 2006, the Nevada District Court granted the Company’s Motion for Summary Judgment on Fleetwood’s counterclaim, thus ending Fleetwood’s claims against the Company. In addition, the Nevada District Court ruled that the Company’s declaratory relief was unnecessary.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date:	November 3, 2006

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer